As filed with the Securities and Exchange Commission on June 23, 2020

Registration No. 333-110396

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

Post-Effective Amendment No. 1to Form S-8 Registration Statement

UNDER THE SECURITIES ACT OF 1933
____________________

C.H. ROBINSON WORLDWIDE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	41-1883630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14701 Charlson Road, Eden Prairie, MN	55347
(Address of principal executive offices)	(Zip Code)

ROBINSON COMPANIES RETIREMENT PLAN
(Full title of the plan)
____________________

Michael P. Zechmeister
Chief Financial Officer
C.H. Robinson Worldwide, Inc.
14701 Charlson Road
Eden Prairie, Minnesota 55347
(952) 937-8500
(Name, address and telephone number,
including area code, of agent for service)
____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Emerging growth company ☐

Non-accelerated filer ☐	Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

C.H. ROBINSON WORLDWIDE, INC.

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

C.H. Robinson Worldwide, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain securities originally registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 12, 2003 (Registration Statement No. 333-110396) (the “Prior Registration Statement”) with respect to shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the Robinson Companies Retirement Plan (the “Plan”). The Prior Registration Statement registered a total of 1,000,000 shares of Common Stock, as adjusted for stock splits, stock dividends or similar transactions. The Prior Registration Statement also registered an indeterminate amount of interests to be offered or sold pursuant to the Plan.

Pursuant to the undertakings contained in the Prior Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unissued at the termination of the offering, the Company is filing this post-effective amendment to the Prior Registration Statement to deregister, and does hereby remove from registration, all shares of Common Stock and all Plan participation interests that had been registered under the Prior Registration Statement that remain unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on the 23rd day of June, 2020.

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Michael P. Zechmeister
Michael P. Zechmeister
Chief Financial Officer

No other person is required to sign this Post-Effective Amendment on behalf of the Company in reliance on Rule 478 under the Securities Act of 1933, as amended.

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on the 23rd day of June, 2020.

ROBINSON COMPANIES RETIREMENT PLAN By: C.H. ROBINSON WORLDWIDE, INC. the Principal Sponsor

By:	/s/ Michael P. Zechmeister
Michael P. Zechmeister
Chief Financial Officer